                                                                      EXHIBIT 24



                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph S. Sheridan, Lee C. Steele, and Jeffrey Bernfeld, and each of them, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities to sign any or all amendments, including post-effective amendments, to the Form S-8 Registration Statement to which this instrument is attached and to file such amendments, including post-effective amendments, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Name                                    Capacity                       Date
- ----                                    --------                       ----
/s/  Ralph S. Sheridan                  President and Director         July 26, 1996
- -------------------------------         (Principal Executive
Ralph S. Sheridan                       Officer)


/s/  Lee C. Steele                      Vice President and
- -------------------------------         Treasurer (Principal           July 26, 1996
Lee C. Steele                           Financial Officer)


/s/  Herman Feshbach                    Director                       July 26, 1996
- -------------------------------
Herman Feshbach

/s/  Alfred M. Gladen                   Director                       July 26, 1996
- -------------------------------
Alfred M. Gladen

/s/  Hamilton W. Helmer                 Director                       July 26, 1996
- -------------------------------
Hamilton W. Helmer

/s/  Donald J. McCarren                 Director                       July 26, 1996
- -------------------------------
Donald J. McCarren





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